CUSTODIAN AGREEMENT


         This Agreement, dated the 1st day of May, 1994, made by and between STRATUS Fund, Inc. (the "Fund"), a corporation operating as an open-end management investment company, duly organized under the laws of the State of Minnesota, and Union Bank and Trust Company, Lincoln, Nebraska (the "Custodian"), a duly organized state bank with principal offices in Lincoln,
Nebraska:

                                WITNESSETH THAT:

         WHEREAS, the Fund desires to appoint Custodian as custodian of the securities and cash of the Fund's various Portfolios, and Custodian is willing to act in such capacity upon the terms and conditions herein set forth; and

         WHEREAS, Custodian in its capacity as custodian hereunder will also collect and apply the dividends and interest on said securities in the manner and to the extent herein set forth.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

         Custodian shall mean Union Bank and Trust Company, in its capacity as custodian under this Agreement.

         Fund shall mean STRATUS FUND, Inc., and each of its Portfolios.

         Oral Instruction shall mean an authorization, instruction or approval transmitted to the Custodian in person or by telex, telephone, telegram, telecopy or other mechanical or documentary means lacking signatures, by the person or persons authorized by a resolution of the Board of Directors of the Fund to give oral instructions on behalf of the Fund.

         Securities shall mean bonds, debentures, notes, stocks, evidences of indebtedness, and other securities and investments from time to time owned by the Fund and held within the United States.

         Shareholders shall mean the registered owners from time to time of the Shares in accordance with the stock registry records maintained by the Fund's Transfer Agent.

         Shares shall mean the shares of common stock of the Fund, whether or not such Shares shall be evidenced by certificates.

         Written Instructions shall mean an authorization, instruction, certification or approval in form acceptable to the Custodian, signed by one or more officers of the Fund or other signatories authorized to sign Written Instructions by a resolution of the Board of Directors of the Fund.

         Section 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and specifying the number of signatories required, together with certified signatures of authorized signatories. If the certifying officer is authorized to sign Written Instructions, the certification also shall be signed by a second officer of the Fund.

         The Fund shall, from time to time, file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the transmission of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. If the certifying officer is authorized to give Oral Instructions, the certification also shall be signed by a second officer of the Fund. Upon transmitting any Oral Instruction, the Fund shall promptly forward to the Custodian a Written Instruction confirming the authorization, instruction or approval transmitted by such Oral Instruction.

         Each resolution filed with the Custodian in accordance with the terms hereof shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until such time as it receives written notice to the contrary.

         Section 3. The Fund hereby appoints the Custodian as custodian of the Securities of the Fund and cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such Securities and cash shall be and remain the sole property of the Fund. Funds held by the Custodian may be deposited in a general checking account. The Securities of the Fund shall be held by the Custodian or a recognized securities depository and shall, unless payable to bearer, be registered in the name of the Custodian or in the name of its nominee or in the name of a recognized securities depository. Securities, excepting bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided. Notwithstanding any other provision of this Agreement, the parties hereto agree that the Custodian shall be authorized in the performance of its duties hereunder to deposit all or any part of the Securities owned by the Fund in the Federal Reserve/ U.S. Treasury book-entry system in accordance with applicable law, including Rule 17f-4 under the Investment Company Act of 1940, as hereafter amended or supplemented.

         The Custodian is further specifically authorized to enter into a sub-custodian agreement with the Bank of New York for the holding of the Funds' securities, provided that the Custodian shall be subject to all the terms and conditions of this Agreement.

         Section 4. The Fund will deposit with the Custodian the Securities owned by the Fund at the time this Agreement becomes effective. Thereafter the Fund will cause to be deposited with the Custodian additional Securities as the same are purchased or otherwise acquired from time to time.

         The Fund will make an deposit of cash to be held and applied by the Custodian hereunder. Thereafter the Fund will cause to be deposited with the Custodian hereunder (i) the net proceeds of Securities sold from time to time and (ii) the net proceeds from the sale of Shares, if any, whether representing initial issue or reinvestments of dividends and/or distributions payable to Shareholders.

         The Fund warrants that it shall keep all of its Securities, similar investments, cash proceeds, and other cash assets of the Fund in the custody of the Custodian, except where permitted to otherwise keep, deposit, loan, pledge or otherwise dispose of or maintain such assets in accordance with applicable law, including Section 17(f) of the Investment Company Act of 1940, rules, regulations, or orders of the Securities and Exchange Commission.

         Section 5. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in the Fund's account. The Custodian is authorized to advance or pay out of said account accrued interest on bonds purchased and dividends on stocks sold and like items. In the event that any dividends or interest payments are received by the Fund, the Fund will endorse to the Custodian, or cause to be endorsed, dividend and interest checks and will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit in the account to or upon the order of the Fund as it may from time to time direct in accordance with this Agreement.

         Section 6. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

                  (a) to pay the proper compensation and expenses of the Custodian upon receipt of Written or Oral Instructions;

                  (b) to pay, or provide the Fund with money to pay taxes upon receipt of appropriate Written Instructions;

                  (c) for the purpose of completing the purchase of Securities purchased by the Fund, upon receipt of (i) Written or Oral Instructions specifying the Securities and stating the purchase price, and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid; and (ii) upon receipt of such Securities by the Custodian;

                  (d) for the purpose of transferring to the Fund money to purchase Shares, upon receipt of Written or Oral Instructions;

                  (e) for the purpose of exercising warrants and rights received upon the Securities, upon timely receipt of Written Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

                  (f) for the purpose of paying over to the Transfer Agent or dividend disbursing agent such amounts as may be stated in Written Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profits and increases in values of the Securities, as the Fund may determine to include in dividends and/or distributions on the shares;

                  (g)  to  pay  interest,   management  or   supervisory   fees,
         administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), and to disburse cash for other proper corporate purposes. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Written Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if the disbursement is for other proper corporate purposes, the Written Instructions shall state that the disbursement was authorized by resolution of the Board of Directors of the Fund and is for a proper corporate purpose.

         Section 7. The Custodian is hereby authorized and directed to deliver Securities from time to time as follows:

                  (a) for the purpose of completing sales of Securities sold by the Fund, upon receipt of (i) the net proceeds of sale and (ii) Written or Oral Instructions specifying the Securities sold and stating the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered;

                  (b) for the purpose of exchanging Securities for other Securities and/or cash upon timely receipt of (i) Written or Oral Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other
         Securities   and/or   cash  as   specified   in  the  Written  or  Oral
         Instructions;

                  (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) against receipt of the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written Instructions;

                  (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption upon receipt of appropriate Written or Oral Instructions;

                  (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt of (i) proper instruments of transfer or other redemption documentation with respect to such Shares, and (ii) appropriate Written Instructions.

         Section 8. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder, it being understood that the Fund, or such person or persons as it may designate, shall have the right to vote, or consent or otherwise act with respect to such Securities. The Custodian will, but only upon timely receipt of Written Instructions, furnish to the Fund proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee so that such voting powers, or powers to consent or otherwise act may be exercised by the Fund or pursuant to its direction.

         Section 9. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Fund and the Custodian.

         Section 10. Except as otherwise expressly provided by law, the Custodian assumes no duty, obligation or responsibility whatsoever to handle, forward, or process in any way notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind sent to the registered owners of securities (hereafter referred to as "notices and materials"), excluding only stock certificates and dividend and interest payments, it being understood that responsibility for obtaining such notices and materials, and for taking action thereon, is the sole responsibility of the Fund and its investment advisers, and not the responsibility of the Custodian. As an accommodation only, the Custodian will make reasonable efforts to forward such notices and written materials as it receives to the Fund, but makes no warranty or representation that all notices and materials will be forwarded, and the Fund hereby agrees that it shall make no claim whatsoever against the Custodian for any expense, damage, or loss of any kind arising out of or in connection with any act or omission of the Custodian, including any intentional or negligent act or omission of the Custodian, in connection with such notices and materials. Upon receipt by the Custodian of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter on its ledgers appropriate notations indicating such receipt, but shall have no further obligation whatsoever to notify the Fund or any other person of such receipt, or to take any action of any kind with respect to such warrants or rights except upon receipt of Written Instructions authorizing the exercise or sale of such warrants or rights.

         Section 11. The Custodian assumes only the usual duties or obligations normally performed by custodians of investment companies. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Fund and its investment advisers.

         The Custodian shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or out of the Securities held hereunder.

         Section 12. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the funds, assets, or Shares held by it, from time to time, under this Agreement, or otherwise by reason of its position as custodian hereunder, except only for its own gross negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

                  (a) May rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers and other persons believed by it, in good faith, to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

                  (b) Shall not be liable for anything done or suffered to be done, in good faith, in accordance with any request or advice of, or based upon information furnished by, the Fund or its officers or agents;

                  (c) Where authorized in this Agreement to act upon an Oral Instruction, may act upon any Oral Instruction which it receives and which it believes in good faith was transmitted by the person or persons authorized by the Board of Directors of the Fund to give such Oral Instructions. The Custodian shall have no duty or obligation to request or require a confirmatory Written Instruction or to make any inquiry or effort of certification of such Oral Instruction;

                  (d) Is authorized to accept a certificate of the Secretary or Assistant Secretary of the Fund to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect;

                  (e) May rely and shall be protected in acting upon any signature, Written or Oral (including telephone, telegraph or mechanical) Instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Fund or other proper party or parties.

         Section 13. The Fund (including its successors and assigns) hereby agrees to indemnify and hold harmless the Custodian and its successors and assigns of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or omissions under this Agreement, except only for liability arising out of the Custodian's own gross negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Fund (including its successors and assigns) does hereby agree to fully indemnify and hold harmless the Custodian, its successors and assigns, from any and all loss, liability, claims, demands, actions, suits and expenses of any nature as the same may arise from the failure of the Fund to comply with any law, rule, regulation or order of the United States, any State or any other jurisdiction, governmental authority, body or board relating to the sale, registration, or qualification of the Securities, or from the failure of the Fund to perform any duty or obligation under this Agreement.

         Upon written request of the Custodian, the Fund shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 13 shall indefinitely survive termination of this Agreement.

         Section 14. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement, in form approved by counsel, executed by the Fund and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

         Section 15. Either the Fund or the Custodian may give sixty (60) days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Board of Directors of the Fund shall, by resolution duly adopted, promptly appoint a Successor Custodian to serve upon the terms set forth in this Agreement as then amended and supplemented. Each Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the securities of a mutual fund, and meeting all of the requirements of Section 26 of the Investment Company Act of 1940. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Written Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder directly to and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement. Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Fund and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

         In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto, without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

         Section 16. This Agreement shall take effect on the date the Fund's Registration Statement filed with the Securities and Exchange Commission becomes effective or such other date as the parties agree to transfer the Fund assets to the Custodian.

         Section 17. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 18. Subject to the requirements of the Investment Company Act of 1940, and the rules promulgated thereunder, the Custodian may from time to time in its sole discretion delegate some or all of its duties hereunder to one or more wholly owned subsidiaries of Custodian, which shall perform such functions as the agent of the Custodian. To the extent of such delegation, the term "Custodian" in this Agreement shall be deemed to refer to the Custodian, such subsidiary or subsidiaries, or to any of them, as the context may indicate.

         Section 19. Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder to perform any functions or duties on any holiday or other date of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

         Section 20. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

         IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year first above written.



Attest:                                STRATUS FUND, INC.


 /s/ Michael Dunlap                       /s/ Michael Dunlap
----------------------------           By ------------------------------
         Secretary                                   President



(CORPORATE SEAL)


Attest:                                UNION BANK AND TRUST COMPANY


 /s/ Michael Dunlap                        /s/ Ross Wilcox
---------------------------            By ------------------------------
          (Title)                                 (Vice) President



(CORPORATE SEAL)

                                   SCHEDULE A

                               STRATUS FUND, INC.
                            CUSTODIAL FEE AGREEMENT

For purposes of annual fee charges based on market value of securities, the following charges will apply to the Capital Appreciation Portfolio and the Intermediate Government Bond Portfolio and will be grouped as one when applying the following schedule of charges. There is no charge for custodial services rendered hereunder for the other Portfolios of the Fund. This annual charge will be calculated and billed quarterly and will exclude from the market value all cash and cash equivalents in the money market sweep account.

                                                 Basis
                                 Points                          Dollars

$ 1 - $10 million                11.00                         $11,000.00
$10 - $20 million                 6.00                           6,000.00
Over $20 million                  2.5
Plus $100 per account

Investment transaction charges of $12 each will be assessed to each fund in which the following transactions occur:

               1.      Purchases/Sales
               2.      Maturities/Calls/Expirations
               3.      Principal Payments
               4.      Free Receipts/Deliveries

Assume $25 million and 6 accounts the cost would be as follows:

                                                      Basis
                                           Points                  Dollars

Example:     $ 0 - $10 million              11.00                $11,000.00
             $10 - $20 million               6.00                  6,000.00
             Over $20 million                2.5                   1,250.00
             Plus $100 per account         600.00

                             Fee before transaction charges  $-----.00


This schedule of fees shall remain in effect unless both parties shall agree to changes due to changing needs or responsibilities associated with the custodial services rendered.